UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                        Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 24, 2015, Speed Commerce, Inc. (the “Company”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) that it is not in compliance with the minimum stockholders’ equity requirements set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires the issuing company of listed securities to maintain a minimum stockholders’ equity of $2,500,000 (the “Minimum Stockholder’s Equity Standard”). Based on the Company’s Form 10-Q filed for the period ending September 30, 2015, its reported stockholders’ equity did not meet this minimum requirement. Further, the Company does not currently meet any of the alternatives to the Minimum Stockholder’s Equity Standard set forth in Nasdaq’s quantitative continued listing requirements.

The Notification Letter states that the Company has 45 calendar days from the date of the Notification Letter, or until January 8, 2016, to submit a plan that would bring it into compliance with the continued listing standards identified above. If such a plan were submitted, and Nasdaq were to approve that plan, the Company may have up to 180 calendar days from the date of the Notification Letter to regain compliance with applicable listing standards.

The Company is currently considering available options to resolve its failure to comply with the Minimum Stockholders’ Equity Standard and to regain compliance with Nasdaq’s listing standards. However, there can be no assurance that the Company will submit a plan to Nasdaq to regain compliance, or that any plan, if submitted by the Company, will be accepted by Nasdaq thereby permitting the continued trading of the Company’s common stock on The Nasdaq Capital Market. If the Company fails to regain compliance with the Minimum Stockholder’s Equity Standard, its common stock will be subject to delisting by Nasdaq. In the event of delisting, the Company anticipates that its common stock would trade on the OTC markets.

As previously disclosed, the Company was previously notified that it no longer satisfied Nasdaq’s $1.00 per share minimum bid price requirement for continued listing, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Standard”). Accordingly, to regain compliance and qualify for continued listing on Nasdaq, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days prior to April 4, 2016. Regardless of any outcome in connection with the Minimum Stockholder’s Equity Standard, if the Company fails to regain compliance with the Minimum Bid Price Standard, its common stock will continue to be subject to delisting by Nasdaq.

The information in the press release attached hereto as exhibits 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: December 1, 2015	By: /s/ Ryan F. Urness
Name: Ryan F. Urness
Title: General Counsel and Secretary